Exhibit 99.1

Iteris Advances its Traffic Management Strategy with Vehicle Sensors Divestiture

— Company Receives $14 Million Plus Potential Earn-outs —

SANTA ANA, Calif. — July 25, 2011 — Iteris, Inc. (NYSE Amex: ITI), a leader in traffic management solutions, has signed a definitive agreement to sell its vehicle sensors business to Bendix Commercial Vehicle Systems LLC, a member of Knorr-Bremse Group, for $14 million, plus potential performance and royalty-related earn-outs, subject to $2 million in holdbacks  and adjustments based upon working capital at closing.

“This divestiture is an important step in our strategic plan to focus the Company on the traffic management market,” said Abbas Mohaddes, president and CEO of Iteris. “The divestiture accomplishes two objectives. It enables us to concentrate our energy and resources in the growing Traffic Management Market and provides additional funding to pursue new growth initiatives in that market.”

“We plan to further enhance our intellectual property through acquisition opportunities much like our recent purchase of Meridian Environmental Technology,” Mohaddes continued. “We also intend to make further investments in R&D and sales and marketing, which  we expect will accelerate our organic growth.”

The Company’s vehicle sensors business encompasses a portfolio of vehicle active safety systems including lane departure warning, forward collision warning and blind spot warning, as well as SafetyDirect® software that analyzes real-time driver performance.

The transaction is expected to close prior to August 31, subject to customary closing conditions. Strauss Capital Partners LLC provided financial advisory services to Iteris for this transaction.

About Bendix Commercial Vehicle Systems LLC

Bendix Commercial Vehicle Systems, a member of the Knorr-Bremse Group, develops and supplies leading-edge active safety technologies, air brake charging, and control systems and components under the Bendix® brand name for medium- and heavy-duty trucks, tractors, trailers, buses, and other commercial vehicles throughout North America. An industry pioneer, employing more than 2,200 people, Bendix is driven to deliver solutions for improved vehicle performance, safety, and overall operating cost. Bendix Commercial Vehicle Systems is headquartered in Elyria, Ohio, with manufacturing plants in Acuña, Mexico; Bowling Green, Ky.; and Huntington, Ind. For more information, call 1-800-AIR-BRAKE (1-800-247-2725) or visit www.bendix.com.

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About Iteris, Inc.

Iteris, Inc. is a leader in traffic management focused on the development and application of advanced technologies that reduce traffic congestion, minimize the environmental impact of traffic congestion, and improve the safety of surface transportation systems infrastructure. Combining outdoor image processing, traffic engineering, and information technology, Iteris offers a broad range of Intelligent Transportation Systems solutions to customers worldwide. Iteris is headquartered in Santa Ana, California with offices throughout North America and in Europe and the Middle East. Investors are encouraged to contact us at 888-329-4483 or at www.iteris.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the  Company’s plans and timetable for selling its vehicle sensor business, the use of proceeds resulting from the transaction and its future prospects.

Actual results may differ materially from those stated in any forward-looking statements based on a number of factors including, but not limited to, the Company’s ability to identify and take advantage of strategic opportunities, the Company’s ability to specify, develop, and complete its technologies in a timely manner; budget constraints; changing governmental priorities; the timing and successful completion of the sale of the vehicle sensor business; the potential unforeseen impact of product and service offerings from competitors and other competitive or governmental pressures; and the general economic, political, and specific conditions in the markets addressed by the Company. Further information on Iteris, Inc., including additional risk factors that may affect its forward looking statements, is contained in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and its other SEC filings that are available through the SEC’s website (www.sec.gov).

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